                                                                 Exhibit 11.01

11.01 COMPUTATION OF EARNINGS (LOSS) PER SHARE (IN THOUSANDS EXCEPT PER SHARE DATA)

                                          THREE MONTHS ENDED
                                               MARCH 31,
                                          ------------------
                                            1997       1996
                                          -------    -------

Net Income (loss)                          $(2,976)   $  387
                                           =======    ======
Weighted average outstanding shares          7,559     6,431
Common stock equivalents                       --        --
Common stock equivalents accounted for
 under Staff Accounting Bulletin No. 83                  392
                                           -------    ------
                                             7,810     6,823
                                           =======    ======

                                           $  (.39)   $  .06
                                           =======    ======